UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 17, 2005
LANCE, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina	0-398	56-0292920

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8600 South Boulevard, P.O. Box 32368, Charlotte, NC	28232

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 554-1421
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On October 18, 2005, Lance, Inc. (the “Company”) issued a press release announcing that it was the successful bidder in an auction held on October 17, 2005 for substantially all of the assets of Tom’s Foods Inc., a U.S. based snack food manufacturer and distributor (the “Seller”). The procedures for the auction were approved by the United States Bankruptcy Court for the Middle District of Georgia, Columbus Division (the “Bankruptcy Court”).
     In connection with the Company’s successful bid, Columbus Capital Acquisitions, Inc., a wholly-owned subsidiary of the Company (the “Buyer”), entered into an asset purchase agreement, dated October 17, 2005 (the “Asset Purchase Agreement”), with the Seller, pursuant to which the Buyer will purchase substantially all of the assets of Seller for $37.9 million in cash plus the assumption of certain current liabilities. The purchase of the assets pursuant to the Asset Purchase Agreement is subject to the approval of the Bankruptcy Court at a hearing to be held on October 19, 2005.
     A copy of the press release is being filed as Exhibit 99.1 hereto. The press release may contain forward looking statements regarding the Company and includes a cautionary statement identifying important factors that could cause actual results to differ materially.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Description
99.1	Press Release of the Company, dated October 18, 2005, regarding its successful bid at an auction for substantially all of the assets of Tom’s Foods Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANCE, INC.
Date: October 19, 2005	By /s/ David V. Singer
David V. Singer
President and Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC
EXHIBITS
CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
October 18, 2005	0-398
LANCE, INC.
EXHIBIT INDEX

Exhibit
No.	Exhibit Description
99.1	Press Release of the Company, dated October 18, 2005, regarding its successful bid at an auction for substantially all of the assets of Tom’s Foods Inc.